Exhibit 99.1

The First Bancorp Reports Second Quarter Results

DAMARISCOTTA, ME, July 17 - The First Bancorp (Nasdaq: FNLC), today announced unaudited results for the quarter ended June 30, 2013. Net income was $3.2 million, down $81,000 or 2.4% from the same period in 2012, and earnings per common share on a fully diluted basis of $0.29 were down $0.03 or 9.4% from the same period in 2012. Compared to the previous quarter, net income was up $386,000 or 13.5% and earnings per common share on a fully diluted basis were up $0.02 or 7.4%.
The Company also announced unaudited results for the six months ended June 30, 2013. Net income was $6.1 million, down $138,000 or 2.2% from the same period in 2012, and earnings per common share on a fully diluted basis of $0.56 were down $0.04 or 6.7% from the same period in 2012.
“Although our second quarter results are slightly below the same period in 2012, I am very pleased with the $386,000 or 13.5% increase in net income compared to the previous quarter,” observed Daniel R. Daigneault, the Company's President & Chief Executive Officer. “We opened our sixteenth branch in Bangor in February, and we posted these results despite the higher operating costs associated with the new location. We remain excited by the opportunity to expand our franchise in this growing market and are pleased with the growth we have achieved there in the first four months.
“Our balance sheet grew $27.7 million or 2.0% in the second quarter of 2013,” President Daigneault noted. “The investment portfolio increased $27.8 million or 6.2%, ending the quarter at $478.9 million. The loan portfolio increased $2.6 million or 0.3%, with modest growth in commercial loans and a small decline in home equity loans. On the funding side, low-cost deposits were up $9.9 million or 2.8% in the second quarter, and year over year, low-cost deposits are up $49.9 million or 15.6%. This is the result of healthy deposit inflows and the low-cost deposits added in October 2012 with the purchase of the Union Street branch in Rockland.

“The unprecedented low interest rate environment is now in its fifth year,” President Daigneault said, “and with no ability to further lower rates on liabilities, most banks continue to see yields decline on their assets. This results in margin compression and The First Bancorp's net interest margin for the first six months of 2013 was 0.15% lower than the same period of 2012. This is in line with other banks in the country, with our UBPR peer group's net interest margin down 0.16% year-over-year as of the end of the first quarter.
“Net interest income on a tax-equivalent basis was down $1.3 million for the first six months of 2013 compared to the same period in 2012,” President Daigneault continued. “Margin compression was responsible for $978,000 of the decline, and lower volumes of earning assets were responsible for $284,000. Fortunately, we provisioned $2.2 million less for loan losses and had an $803,000 increase in non-interest income in the first half of 2013 compared to the first half of 2012. When combined, these mostly offset the decline in net interest income and the $1.9 million increase in operating expenses.
“We continue to see an improving trend in credit quality,” President Daigneault commented, “with non-performing assets at 1.75% of total assets - the lowest level we have seen in nearly four years. This is well below the 2.32% peak in non-performing assets we saw at December 31, 2011 and down from 2.00% at the end of the previous quarter. Net chargeoffs year to date were $2.5 million or 0.59% of average loans on an annualized basis compared to $3.5 million or 0.81% of average loans on an annualized basis for the same period in 2012. The allowance for loan losses stood at 1.46% of total loans as of June 30, 2013, up slightly from 1.44% at December 31, 2012, and down from 1.63% a year ago.”
“Our core operating ratios remain healthy,” observed the Company's Chief Financial Officer, F. Stephen Ward, “with a return on average assets of 0.87% and a return on average tangible common equity of 9.70% year to date. These compare to a return on average assets of 0.88% and a return on average tangible common equity of 10.35% for the same period in 2012. With higher operating expenses attributable to the new Bangor office, our efficiency ratio has inched up to 57.26% year to date. It remains well below our UBPR peer group average, however, at 67.81% as of March 31, 2013.
“The First Bancorp's stock has increased 6.13% or $1.01 per share in 2013,” said Mr. Ward, “and when the quarterly dividend of $0.195 per share is added, our total return with dividends reinvested was 8.54%. For the same period, the Russell 2000 and Nasdaq Bank Indices (which we are included in), had total returns with dividends reinvested of 15.85% and 19.25%, respectively. The broad market, as measured by the S&P 500 index, had a total return with dividends reinvested of 13.83%. We feel the price of our shares has held up exceptionally well after the common stock offering was announced in late March and as of June 30, 2013, we were trading at 1.62 times tangible book value - an excellent valuation for a community bank stock.
“In May we completed the final repurchase of preferred stock issued to the U.S. Treasury under their Capital Purchase Program in 2009 with proceeds from our equity raise in the first quarter of this year,” Mr. Ward observed, “We remain very well capitalized after this repurchase, with a leverage capital ratio for the Bank of 8.44%, and tier one and tier two risk-based capital ratios of 14.47% and 15.72%, respectively, as of June 30, 2013. These are all well above the FDIC's well-capitalized requirements and exceed the new Basel III requirements recently set forth by banking regulators.
“Maintaining strong capital ratios and good earnings has enabled us to keep the dividend at $0.195 per share per quarter or $0.78 per share per year during the difficult economic climate we have seen over the past five years,” Mr. Ward observed. “We recognize that our dividend is an important factor for many in their decision to invest in our stock, and we paid out 69.6% of earnings in the second quarter compared to 65.0% in the second quarter of 2012. Our dividend yield was 4.46% at June 30, 2013, based on the closing price of $17.48 per share.”
“The second quarter of 2013 was a good quarter for The First Bancorp,” President Daigneault concluded, “with a healthy increase in earnings compared to the previous quarter and continued improvement in credit quality. Our new offices on Union Street in Rockland and in Bangor are important investments for the future, and we look forward to the growth opportunity these provide. We are also pleased to have repaid the U.S. Treasury in full with proceeds from the common stock offering in the first quarter and continue to see our generous cash dividend as important reason that investors hold our stock.”
The First Bancorp, headquartered in Damariscotta, Maine, is the holding company for The First, N.A. Founded in 1864, The First is an independent community bank with 16 offices in Lincoln, Knox, Hancock, Washington and Penobscot Counties. The Bank provides a full range of consumer and commercial banking products and services to mid-coast and eastern Maine. First Advisors, a division of The First, provides investment advisory, private banking and trust services from four offices in Lincoln, Hancock and Penobscot Counties.

The First Bancorp
Consolidated Balance Sheets (Unaudited)

In thousands of dollars	6/30/2013	12/31/2012	6/30/2012
Assets
Cash and due from banks	$18,683	$14,958	$14,192
Interest-bearing deposits in other banks	334	1,638	—
Securities available for sale	287,735	291,614	307,347
Securities to be held to maturity	177,264	143,320	135,775
Restricted equity securities, at cost	13,912	14,448	14,448
Loans held for sale	1,047	1,035	378
Loans	866,071	869,284	881,814
Less allowance for loan losses	12,670	12,500	14,384
Net loans	853,401	856,784	867,430
Accrued interest receivable	6,443	4,912	6,024
Premises and equipment	23,913	22,988	18,500
Other real estate owned	5,826	7,593	5,188
Goodwill	29,805	29,805	27,684
Other assets	26,133	25,904	27,791
Total assets	$1,444,496	$1,414,999	$1,424,757
Liabilities
Demand deposits	$88,540	$90,252	$77,019
NOW deposits	139,022	147,309	123,897
Money market deposits	87,993	80,983	71,009
Savings deposits	142,718	135,250	119,471
Certificates of deposit	197,888	199,265	239,635
Certificates $100,000 to $250,000	334,361	277,571	313,742
Certificates $250,000 and over	37,160	28,220	60,501
Total deposits	1,027,682	958,850	1,005,274
Borrowed funds	257,108	282,905	248,926
Other liabilities	13,734	16,921	17,152
Total Liabilities	1,298,524	1,258,676	1,271,352
Shareholders' equity
Preferred stock	—	12,402	12,352
Common stock	106	98	98
Additional paid-in capital	58,066	46,314	46,110
Retained earnings	91,348	89,692	87,396
Net unrealized gain/(loss) on securities available-for-sale	(3,433)	7,940	7,526
Net unrealized loss on postretirement benefit costs	(115)	(123)	(77)
Total shareholders' equity	145,972	156,323	153,405
Total liabilities & shareholders' equity	$1,444,496	$1,414,999	$1,424,757
Common Stock
Number of shares authorized	18,000,000	18,000,000	18,000,000
Number of shares issued and outstanding	10,659,754	9,859,914	9,847,159
Book value per common share	$13.69	$14.60	$14.32
Tangible book value per common share	$10.82	$11.47	$11.51

The First Bancorp
Consolidated Statements of Income and Comprehensive Income (Unaudited)

	For the six months ended		For the quarters ended
In thousands of dollars, except per share data	6/30/2013	6/30/2012	6/30/2013	6/30/2012
Interest income
Interest and fees on loans	$17,530	$18,759	$8,738	$9,367
Interest on deposits with other banks	4	1	2	1
Interest and dividends on investments	6,980	7,479	3,509	3,765
Total interest income	24,514	26,239	12,249	13,133
Interest expense
Interest on deposits	4,012	4,297	2,025	2,104
Interest on borrowed funds	2,228	2,218	1,113	1,111
Total interest expense	6,240	6,515	3,138	3,215
Net interest income	18,274	19,724	9,111	9,918
Provision for loan losses	2,700	4,900	1,200	2,800
Net interest income after provision for loan losses	15,574	14,824	7,911	7,118
Non-interest income
Investment management and fiduciary income	968	844	519	448
Service charges on deposit accounts	1,423	1,351	775	713
Net securities gains	1,087	1,967	788	1,444
Mortgage origination and servicing income	1,387	304	491	460
Other operating income	2,002	1,598	1,006	831
Total non-interest income	6,867	6,064	3,579	3,896
Non-interest expense
Salaries and employee benefits	6,994	6,202	3,520	3,118
Occupancy expense	1,069	819	522	405
Furniture and equipment expense	1,310	1,123	688	550
FDIC insurance premiums	584	606	294	305
Amortization of identified intangibles	163	141	81	70
Other operating expense	4,692	4,017	2,318	2,282
Total non-interest expense	14,812	12,908	7,423	6,730
Income before income taxes	7,629	7,980	4,067	4,284
Applicable income taxes	1,531	1,744	825	961
Net Income	$6,098	$6,236	$3,242	$3,323
Basic earnings per share	$0.56	$0.60	$0.29	$0.32
Diluted earnings per share	$0.56	$0.60	$0.29	$0.32

The First Bancorp
Selected Financial Data (Unaudited)

Dollars in thousands,	For the six months ended		For the quarters ended
except for per share amounts	6/30/2013	6/30/2012	6/30/2013	6/30/2012

Summary of Operations
Interest Income	$24,514	$26,239	$12,249	$13,133
Interest Expense	6,240	6,515	3,138	3,215
Net Interest Income	18,274	19,724	9,111	9,918
Provision for Loan Losses	2,700	4,900	1,200	2,800
Non-Interest Income	6,867	6,064	3,579	3,896
Non-Interest Expense	14,812	12,908	7,423	6,730
Net Income	6,098	6,236	3,242	3,323
Per Common Share Data
Basic Earnings per Share	$0.56	$0.60	$0.29	$0.32
Diluted Earnings per Share	0.56	0.60	0.29	0.32
Cash Dividends Declared	0.390	0.390	0.195	0.195
Book Value per Common Share	13.69	14.32	13.69	14.32
Tangible Book Value per Common Share	10.82	11.51	10.82	11.51
Market Value	17.48	17.00	17.48	17.00
Financial Ratios
Return on Average Equity (a)	8.18%	8.84%	8.38%	9.38%
Return on Average Tangible Common Equity (a)	9.7%	10.35%	9.93%	11.01%
Return on Average Assets (a)	0.87%	0.88%	0.92%	0.93%
Average Equity to Average Assets	11.18%	10.84%	11.23%	10.73%
Average Tangible Equity to Average Assets	9.01%	8.89%	9.06%	8.81%
Net Interest Margin Tax-Equivalent (a)	3.04%	3.19%	3.02%	3.16%
Dividend Payout Ratio	69.64%	65%	67.24%	60.94%
Allowance for Loan Losses/Total Loans	1.46%	1.63%	1.46%	1.63%
Non-Performing Loans to Total Loans	2.25%	2.49%	2.25%	2.49%
Non-Performing Assets to Total Assets	1.75%	1.91%	1.75%	1.91%
Efficiency Ratio	57.26%	50.74%	57.9%	51.06%
At Period End
Total Assets	$1,444,496	$1,424,757	$1,444,496	$1,424,757
Total Loans	866,071	881,814	866,071	881,814
Total Investment Securities	478,911	457,570	478,911	457,570
Total Deposits	1,027,682	1,005,274	1,027,682	1,005,274
Total Shareholders' Equity	145,972	153,405	145,972	153,405
(a) Annualized using a 365-day basis in 2013 and 366-day basis in 2012

Use of Non-GAAP Financial Measures
Certain information in this release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company's performance and believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The Company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Management believes that investors may use these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
In several places net interest income is calculated on a fully tax-equivalent basis. Specifically included in interest income was tax-exempt interest income from certain investment securities and loans. An amount equal to the tax benefit derived from this tax-exempt income has been added back to the interest income total, which adjustments increased net interest income accordingly. Management believes the disclosure of tax-equivalent net interest income information improves the clarity of financial analysis, and is particularly useful to investors in understanding and evaluating the changes and trends in the Company's results of operations. Other financial institutions commonly present net interest income on a tax-equivalent basis. This adjustment is considered helpful in the comparison of one financial institution's net interest income to that of another institution, as each will have a different proportion of tax-exempt interest from its earning assets. Moreover, net interest income is a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average earning assets. For purposes of this measure as well, other financial institutions generally use tax-equivalent net interest income to provide a better basis of comparison from institution to institution. The Company follows these practices.

The following table provides a reconciliation of tax-equivalent financial information to the Company's consolidated financial statements, which have been prepared in accordance with GAAP. A 35.0% tax rate was used in both 2013 and 2012.

	For the six months ended		For the quarters ended
In thousands of dollars	6/30/2013	6/30/2012	6/30/2013	6/30/2012
Net interest income as presented	$18,274	$19,724	$9,111	$9,918
Effect of tax-exempt income	1,726	1,527	875	763
Net interest income, tax equivalent	$20,000	$21,251	$9,986	$10,681

The Company presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes securities losses and other-than-temporary impairment charges from noninterest expenses, excludes securities gains from noninterest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

	For the six months ended		For the quarters ended
In thousands of dollars	6/30/2013	6/30/2012	6/30/2013	6/30/2012
Non-interest expense, as presented	$14,812	$12,908	$7,423	$6,730
Net interest income, as presented	18,274	19,724	9,111	9,918
Effect of tax-exempt income	1,726	1,527	875	763
Non-interest income, as presented	6,867	6,064	3,579	3,896
Effect of non-interest tax-exempt income	89	91	44	48
Net securities gains	(1,087)	(1,967)	(788)	(1,444)
Adjusted net interest income plus non-interest income	$25,869	$25,439	$12,821	$13,181
Non-GAAP efficiency ratio	57.26%	50.74%	57.9%	51.06%
GAAP efficiency ratio	58.92%	50.05%	58.49%	48.72%

The Company presents certain information based upon average tangible common equity instead of total average shareholders' equity. The difference between these two measures is the Company's preferred stock and intangible assets, specifically goodwill from prior acquisitions. Management, banking regulators and many stock analysts use the tangible common equity ratio and the tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions. The following table provides a reconciliation of average tangible common equity to the Company's consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles:

	For the six months ended		For the quarters ended
	6/30/2013	6/30/2012	6/30/2013	6/30/2012
Average shareholders' equity as presented	$158,472	$154,187	$159,091	$154,831
Less preferred stock	(8,106)	(12,317)	(3,994)	(12,329)
Less intangible assets	(30,746)	(28,522)	(30,746)	(28,522)
Tangible average shareholders' equity	$119,620	$113,348	$124,351	$113,980

Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.
Additional Information
For more information, please contact F. Stephen Ward, The First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.